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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                 January 29,1998
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                        (Date of earliest event reported)

                              Frederick Brewing Co.
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             (Exact name of registrant as specified in its charter)




         Maryland                        0-27800                52-1769647
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(State or other jurisdiction     (Commission File Number)     (IRS Employer
      of incorporation)                                     Identification No.)

                4607 Wedgewood Blvd., Frederick, Maryland 21703
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (301) 694-7899

                                 Not Applicable
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      (Former name, former address and former fiscal year, if changed since last report)

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ITEM 2. Acquisition and Disposition of Assets

     On January 29, 1998, Frederick Brewing Co. (the "Company"), completed its acquisition of Wild Goose Brewery, Inc. ("WGB") in a merger of WGB with and into FBC Acquisition Corporation ("FAC"), a newly created wholly owned subsidiary of the Company established for that purpose. FAC, which changed its name to Wild Goose Brewery, Inc. upon completion of the acquisition, will continue as an operating subsidiary of the Company.

     The underlying assets acquired included brewing and packaging equipment, leasehold improvements, inventories of packaging materials, ingredients and finished goods, intellectual property, pre-paid expenses, cash and accounts receivables. The liabilities assumed included accounts payable, accrued liabilities and a note payable to First Union National Bank. The purchase price for the acquisition, which was negotiated between the Company and WGB, consists of the issuance of Company common stock in an amount not greater than $2.5 million, subject to adjustment pursuant to the terms of Article 2.0 of the acquisition agreement described below, and the retirement of WGB debt in an amount of approximately $535,000. The Company utilized cash from a recently completed private placement of 3,000 shares of its Series E Preferred Stock at $1,000 per share to retire the WGB secured debt. The Company will account for the acquisition as a purchase and will allocate the purchase price to the assets acquired based on an estimate of their respective fair values.

     The Agreement and Plan of Reorganization, dated December 15, 1997 ("acquisition agreement"), by and among the Company, FAC and WGB, pursuant to which the merger was effected, is attached as an exhibit to this report and is incorporated herein by reference. The above summary of the acquisition agreement is qualified in its entirety by reference to such acquisition agreement.

     Prior to the date of the acquisition and subsequent thereto, WGB was and is engaged in the business of craft brewing as a microbrewery, which operations were conducted out of its facility at Cambridge, Maryland prior to the acquisition and at the Company's facility in Frederick, Maryland thereafter. The Company intends to sell the brewing and packaging equipment acquired in the acquisition to third parties. In addition, the Company currently is negotiating a termination of WGB's Cambridge, Maryland brewing facility and intends to abandon the leasehold improvements related thereto.

     Prior to the closing of this transaction, there was no material relationship between the Company and WGB or its affiliates.

     The Company also completed an asset purchase from Brimstone Brewing Company ("BBC"), Baltimore, Maryland, on January 15, 1998. The purchase price consisted solely of Company common stock, and the assets purchased consisted primarily of BBC's intellectual property and inventory. The asset purchase was not related to the merger described above and was not considered significant to the Company.


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ITEM 7.     Financial Statements, Pro Forma Financial Information and Exhibits

     Pursuant to the requirements of Item 7(a)(4) and Item 7(b)(2) of Form 8-K, the Company will file an amendment hereto within sixty (60) days of the date hereof containing the financial information and exhibits required by Item 7.

Exhibits:
        Exhibit Number                         Description

        2 Agreement and Plan of Reorganization, dated as of December 15, 1997, by and between the Company, FAC and WGB.

        20 Press Release issued by the Company on January 29, 1998 with respect to the closing of the merger and the asset purchase from Brimstone Brewing Company.

        99                        Safe Harbor under the Private
                                  Securities Litigation Reform Act of
                                  1995



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  FREDERICK BREWING CO.



Date: February 12, 1998           By: /s/ Kevin E. Brannon
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                                      Kevin E. Brannon
                                      Chief Executive Officer



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